Exhibit 1.1

Execution Version

Diversified Energy Company PLC

8,500,000 Ordinary Shares (£0.20 nominal (par) value)
Plus an option to subscribe for up to 850,000 additional Ordinary Shares (£0.20 nominal (par) value) solely to cover over-allotments

Underwriting Agreement

CERTAIN INFORMATION HAS BEEN REDACTED FROM THIS EXHIBIT IN ACCORDANCE WITH ITEM 601(A)(6) OF REGULATION S-K DUE TO PERSONAL PRIVACY CONCERNS. INFORMATION THAT HAS BEEN SO REDACTED FROM THIS EXHIBIT HAS BEEN MARKED WITH “[***]” TO INDICATE THE OMISSION.

New York, New York
February 19, 2025

Citigroup Global Markets Inc.
Mizuho Securities USA LLC
As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

Diversified Energy Company PLC, a public limited company organized under the laws of England and Wales (the “Company”), proposes to allot, issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom each of you are acting as representatives (the “Representatives”), 8,500,000 ordinary shares, £0.20 nominal (par) value (“Ordinary Shares”), of the Company (said shares to be allotted, issued and sold by the Company being hereinafter called the “Underwritten Shares”).  The Company also proposes to grant to the Underwriters an option to subscribe for and purchase up to 850,000 additional Ordinary Shares solely to cover over-allotments, if any (the “Option Shares” and, together with the Underwritten Shares, being hereinafter called the “Shares”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used in this Agreement shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

On January 27, 2025, the Company announced the proposed merger of Remington Merger Sub, LLC, a Delaware limited liability company, an indirect wholly owned subsidiary of the Company, with and into Maverick Natural Resources, LLC, a Delaware limited liability company (“Maverick”), with Maverick surviving such merger as a wholly owned subsidiary of the Company, pursuant to that certain Merger Agreement, dated as of January 24, 2025 (the “Acquisition Agreement”), by and among the Company, Remington Merger Sub, LLC and Maverick, and the other parties thereto.

1.           Definitions and Interpretation.

(a)          Unless otherwise indicated herein, all references to a numbered Rule in this Agreement shall refer to the corresponding Rule under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the “Securities Act”) or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), as applicable.

(b)          The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Base Prospectus”  shall mean the base prospectus referred to in paragraph 2(a) hereof contained in the Registration Statement as of the Effective Time.

“CJA” means the United Kingdom Criminal Justice Act 1993.

“Companies Act” means the UK Companies Act 2006.

“Disclosure Guidance and Transparency Rules” means the disclosure rules and transparency rules produced by the FCA and forming part of the FCA’s Handbook of rules and guidance, as from time to time amended.

“Disclosure Package” shall mean (i) the Preliminary Prospectus as generally distributed to investors and used to offer the Shares and (ii) the Free Writing Prospectus identified on Schedule III hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or becomes effective with the SEC.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FCA” means the UK Financial Conduct Authority acting in its capacity as competent authority for the purposes of Part VI of FSMA and in the exercise of its functions in respect of the admission to the Official List of the Financial Conduct Authority otherwise than in accordance with Part VI of FSMA, including, where the context so permits, any committee, employee, officer or servant to whom any function of the Financial Conduct Authority may for the time being be delegated.

“Free Writing Prospectus” shall mean any free writing prospectus, as defined in Rule 405 under the Securities Act.

“FSMA” means the United Kingdom Financial Services and Markets Act 2000.

“Issuer Free Writing Prospectus” shall mean any issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“LPDT Rules” means the UK Listing Rules, Prospectus Regulation Rules, Disclosure Guidance and Transparency Rules.

“Official List” means the list maintained by the FCA in accordance with section 74(1) of FSMA for the purposes of Part VI of FSMA.

“Preliminary Prospectus” shall mean the Base Prospectus and the preliminary prospectus supplement referred to in paragraph 2(a) and any preliminary prospectus supplement included in the Registration Statement at the Effective Date that omits Rule 430 Information.

“Prospectus” shall mean the Base Prospectus and the prospectus supplement relating to the Shares that is first filed with the SEC pursuant to Rule 424(b) after the Execution Time.

“Prospectus Regulation” means the Prospectus Regulation (EU) 2017/1129.

“Prospectus Regulation Rules” means the Prospectus Regulation Rules made by the FCA under Part VI of FSMA, as amended from time to time.

“Registration Statement” shall mean the registration statement referred to in paragraph 2(a), including exhibits and financial statements and any information deemed part of such registration statement pursuant to Rule 430 Information, as amended or supplemented at the Execution Time and, in the event any post-effective amendment thereto shall also mean such registration statement, as so amended.

“Rule 430 Information” shall mean information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective with the SEC pursuant to Rule 430A or 430B.

“UK Listing Rules” means the listing rules produced by the FCA under Part VI of FSMA and forming part of the FCA’s Handbook of rules and guidance as from time to time amended.

“UK Prospectus” means the admission prospectus to be published by the Company.

“UK MAR” means the UK version of the EU Market Abuse Regulation (EU) 2014/596 which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

“UK Prospectus Regulation” means the UK version of the Prospectus Regulation (EU) 2017/1129 which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

2.           Representations and Warranties.

(i)          The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2.

(a)          Filing and Effectiveness of the Registration Statement.  The Company meets the requirements for the use of Form F-3 under the Securities Act and has prepared and filed with the U.S. Securities and Exchange Commission (“SEC”) an automatic shelf registration statement (Reg. No. 333-284846), as defined in Rule 405 under the Securities Act (“Rule 405”) on Form F-3, including the related Base Prospectus, for the registration of the offering and sale of the Shares under the Securities Act. The Company is a well-known seasoned issuer (as defined in Rule 405) eligible to use the Registration Statement as an automatic shelf registration statement. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you.  The Company will file with the SEC the Prospectus relating to the Shares in accordance with Rule 424(b) after the Execution Time.  As filed, the prospectus shall contain all information with respect to the Shares and the offering thereof as required by the Securities Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b)          Compliance with Act Requirements.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed with the SEC in accordance with Rule 424(b) and on the Closing Date (as defined in this Agreement) and on any date on which Option Shares are subscribed for and purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 10 hereof (the “Underwriter Information”).

(c)          Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus, when they were or hereafter are filed with the SEC, as the case may be, (i) complied or will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and (ii) with respect to the Registration Statement, none of such documents contain or will contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, none of such documents include or will include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the SEC will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not include an untrue statement of a material fact or omit to state material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and no such documents were filed with the SEC since the SEC’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement.

(d)          Withholding Tax. All dividends and other distributions declared and payable on the Ordinary Shares by the Company are not subject to withholding under the current laws and regulations of England and Wales and the United States, in each case except as set forth or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(e)          Domestic Corporation Status. Pursuant to Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company is treated as a U.S. corporation for all purposes under the Code.

(f)          Conversion and Transfer of Funds.  Except as described in each of the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Ordinary Shares may under current law and regulations of England and Wales be paid to the holders of Shares in pounds sterling and may be converted into foreign currency that may be transferred out of England and Wales.

(g)          Disclosure Package.  (i) The Disclosure Package, (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) any individual Written Testing-the-Waters Communication, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon the Underwriter Information.

(h)          Ineligible Issuer Status.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(i)           Testing-the-Waters Communications.  The Company (i) has not alone engaged in any oral or written communications with potential investors undertaken in reliance on Section 5(d) of the Securities Act (“Testing-the-Waters Communication”) other than Testing-the-Waters Communications with the consent of the Representatives with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule IV hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

(j)           Issuer Free Writing Prospectus.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon the Underwriter Information.

(k)          XBRL.  The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(l)           Legal Status of Company.  Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized (where such concept exists) with full corporate or other entity, as applicable, power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction (where such concept exists) which requires such qualification, except where the failure to qualify or to be in good standing would not result in a Material Adverse Effect (as defined below).

(m)         Subsidiaries.  All the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in Annex A hereto or the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Company’s subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for liens or security interests arising under (i) that certain Amended and Restated Revolving Credit Agreement, dated as of August 2, 2022 among DP RBL CO LLC, as borrower, Diversified Energy Company PLC (f/k/a Diversified Gas & Oil Corporation), as existing borrower, KeyBank National Association, as administrative agent and issuing bank, Keybanc Capital Markets, as sole lead arranger and sole book runner and the lenders party thereto, as amended to the date hereof, (ii) that certain Credit Agreement, dated May 26, 2020, by and between DP Bluegrass LLC (f/k/a Carbon West Virginia Company, LLC), as borrower and Munich Re Reserve Risk Financing, Inc., as lender, as amended to the date hereof, (iii) that certain Indenture, dated November 13, 2019, by and between Diversified ABS LLC, as issuer, and UMB Bank, N.A., as indenture trustee and securities intermediary, as amended to the date hereof, (iv) that certain Indenture, dated April 9, 2020, by and between Diversified ABS Phase II LLC, as issuer, and UMB Bank, N.A., as indenture trustee and securities intermediary, as amended to the date hereof, (v) that certain Indenture, dated February 23, 2022, by and between Diversified ABS Phase IV LLC, as issuer, and UMB Bank, N.A., as indenture trustee and securities intermediary, as amended to the date hereof, (vi) that certain Indenture, dated October 27, 2022, among Diversified ABS Phase VI LLC, as issuer, Diversified ABS VI Upstream LLC and Oaktree ABS VI Upstream LLC, as guarantors, and UMB Bank, N.A., as indenture trustee and securities intermediary as amended to the date hereof, (vii) that certain Indenture, dated November 30, 2023, by and between DP Lion Holdco, as issuer, and UMB Bank, N.A., as indenture trustee and securities intermediary, as amended to the date hereof, (viii) that certain Indenture, dated May 30, 2024, among Diversified ABS Phase VIII LLC, as issuer, Diversified ABS III Upstream LLC and Diversified ABS V Upstream LLC, as guarantor and UMB Bank, N.A., as indenture trustee and securities intermediary, (ix) that certain Indenture, dated September 19, 2024, among DP Mustang Holdco LLC, as issuer, and UMB Bank, N.A., as indenture trustee and securities intermediary, (x) that certain Credit Agreement, dated as of June 6, 2024, among Diversified Gas & Oil Corporation, as borrower, certain subsidiaries of the borrower, as guarantors, the lenders party thereto and Oaktree Fund Administration, LLC, as administrative agent, (xi) that certain Credit Agreement, dated as of August 15, 2024, among DP Yellowjacket HoldCo LLC, as borrower, KeyBank National Association, as administrative agent, and the lenders party thereto, and (xii) loans associated certain assets and facilities which in the aggregate are not material to the on the business, operations and properties of the Company and its subsidiaries (collectively, the “Financing Documents”).

(n)          Shares.  The directors of the Company have been duly authorized by the Company to allot and issue the Shares and, when issued and delivered and paid for by the Underwriters, the Shares will be duly and validly issued, will be fully paid, and not subject to any call for further capital; and the Shares are not subject to any preemptive or similar rights, that have not been duly waived, and all corporate action required to be taken for the authorization, issuance and sale of such Shares has been, or will be, duly and validly taken.

(o)         Certain Disclosures.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Base Prospectus and the Preliminary Prospectus contain in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in or incorporated by reference into the Preliminary Prospectus and the Prospectus under the headings “Service of Process and Enforcement of Civil Liabilities,” “Substantial Shareholders,” “Related Party Transactions,” “Description of Share Capital and Articles of Association,” “Recent Developments,” “Shares Eligible for Future Sale,” and “Material Tax Consequences” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(p)          Authorization of the Agreement.  Each of this Agreement and the consummation of the transactions contemplated hereby has been duly authorized, and this Agreement has been duly executed and delivered by the Company.

(q)          Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r)           Absence of Further Requirements.  No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act, the rules of the New York Stock Exchange (the “Exchange”), the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”) and will be obtained from the U.K. Financial Conduct Authority and the London Stock Exchange (the “LSE”), and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus, each of which is in full effect.

(s)          Absence of Existing Defaults and Conflicts.  Neither the issue and sale of the Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the Articles of Association, charter, by-laws or other governing document, as applicable, of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties (including, without limitation, the Companies Act 2006, the Financial Services and Markets Act 2000 of the United Kingdom, the UK assimilated version of the EU market abuse regulation (596/2014) that forms part of English law pursuant to the European Union (Withdrawal) Act 2018).

(t)           Certain Registration Rights.  Except as disclosed in the Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such rights as have been effectively waived in writing.

(u)          Financial Statements.

(i)          The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form, in all material respects, with the applicable accounting requirements of the Securities Act and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary Consolidated Financial and Other Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.

(ii)         The pro forma financial information and the related notes thereto of the Company and its subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act (“Regulation S-X”), the pro forma adjustments therein have been properly applied to the historical amounts in the compilation of those statements, and the assumptions underlying such pro forma financial information are reasonable and are set forth or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement.

(iii)        To the knowledge of the Company, the  statements of revenues and direct operating expenses of OCM Denali Holdings, L.L.C. (“Oaktree”), and the related notes thereto included or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the revenues and direct operating expenses of Oaktree as of the dates indicated and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby.

(iv)        To the knowledge of the Company, the financial statements of Maverick Natural Resources, LLC (“Maverick”), and the related notes thereto, included or incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial position of Maverick and its subsidiaries, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified, and such financial statements have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the the periods covered thereby.

(v)          Litigation.  No action, suit or proceeding by or before any court or governmental, regulatory or administrative agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”), except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(w)         Title to Property.  Except as disclosed in the Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, mortgages, pledges, security interests, claims restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them, except for liens arising under the Financing Documents; and except as disclosed in the Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(x)          Absence of Other Breaches and Defaults.  Neither the Company nor any subsidiary is in violation or default of (i) any provision of its Articles of Association, charter, bylaws or other governing document, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to each of the foregoing clauses (ii) and (iii), where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(y)          Auditors.

(i)          PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(ii)        To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain statements of revenues and direct operating expenses of Oaktree and delivered their report with respect to the audited statements of revenues and direct operating expenses included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to Oaktree within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(iii)        To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of Maverick and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Disclosure Package and the Prospectus, are independent public accountants with respect to Maverick within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(iv)        To the knowledge of the Company, BDO USA, P.C., who have reviewed certain interim financial statements of Maverick are independent public accountants with respect to Maverick under Section 1.200 of the AICPA’s Code of Professional Conduct, and its interpretations and rulings.

(z)          Transfer Taxes.  There are no stamp, issuance, documentary, registration, transfer or other similar taxes, duties, fees or charges under U.S. Federal law or the laws of England and Wales, or the laws of any state or any political subdivision thereof, required to be paid in connection with (A) the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares or (B) the sale and delivery by the Underwriters of the Shares as contemplated herein.

(aa)        Taxation.  The Company and each of its subsidiaries (i) has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto)) and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(bb)        Absence of Labor Dispute.  No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)        Insurance.  The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any material insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(dd)        Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ee)        Possession of Licenses and Permits.  The Company and its subsidiaries possess, and, to the extent applicable, filed timely application to renew, all licenses, certificates, permits, registrations, waivers, exemptions and other authorizations (collectively, “Licenses”) issued by all applicable authorities necessary or material for the ownership or lease of their respective properties or to conduct their respective businesses, except as would not, individually or in the aggregate, have a Material Adverse Effect.  Each of the Company and its subsidiaries have been, and are, in compliance with and not in violation of the terms and conditions of all such Licenses, except as would not, individually or in the aggregate, have a Material Adverse Effect. All such Licenses are valid and in full force and effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation, suspension, termination or modification of any such License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(ff)         Internal Controls.  The Company and each of its subsidiaries, on a consolidated basis, maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in XBRL included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus is in compliance with the SEC’s published rules, regulations and guidelines applicable thereto. The Company and its subsidiaries’ internal controls over financial reporting are effective and the Company and its subsidiaries are not aware of any significant deficiency or material weakness in their internal controls over financial reporting.

(gg)        Disclosure Controls.  The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(hh)        Absence of Stabilization or Manipulation.  The Company has not taken, directly or indirectly (without giving effect to the activities by the Underwriters), any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ii)          Environmental Laws.  Except as disclosed in the Disclosure Package, each of the Company and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the prevention of pollution or protection of human health and safety including, to the extent human health and safety relate to exposure to Hazardous Materials, as defined below, pipeline safety, and the environment or with respect to the presence, manufacture, processing, distribution, treatment, transport, storage, use, management, disposal, handling or Release of any Hazardous Materials or to property damage or personal injury as a result of Hazardous Materials or imposing legally enforceable liability or standards of conduct concerning any Hazardous Material (as defined below) (collectively, “Environmental Laws”), (ii) has received and, to the extent applicable, filed timely applications to renew all Licenses required of them under applicable Environmental Laws to conduct their respective business as presently conducted and all such Licenses are in full force and effect, (iii) is in compliance with all terms and conditions of any such Licenses, (iv) is not subject to any pending or threatened adverse claims, judicial actions, suits, demands, demand letters, liens, notices of noncompliance or violation or investigation by any governmental agency or government body or other person relating to Environmental Laws or Hazardous Materials and (v) does not have any past or present liability in connection with the Release into the environment of any Hazardous Material (such as any events or circumstances that would form the basis of an order for clean-up or remediation), except where such non-compliance with Environmental Laws in clause (i) above, such failure to receive required Licenses in clause (ii) above, such failure to comply with the terms and conditions of such Licenses in clause (iii) above, such claims or investigations in clause (iv) above, and such liabilities in clause (v) above would not, individually or in the aggregate, have a Material Adverse Effect. The term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, depositing, placing, discarding, abandoning, seeping, disposing or allowing the escape or migration of any Hazardous Materials into indoor or outdoor environments, such as through air, soil or water. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, including petroleum-based substances, (D) any asbestos-containing material, polychlorinated biphenyl, urea formaldehyde and per- and polyfluoroalkyl substances and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of or for which standards or conduct are prescribed under any applicable Environmental Law. In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities that are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any License or approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(jj)         ERISA.  None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other U.S. federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or any of its subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or any of its subsidiaries that could have a Material Adverse Effect.  None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or any of its subsidiaries related to their employment that could have a Material Adverse Effect.  For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any of its subsidiaries may have any liability.

(kk)        Sarbanes Oxley.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection thereunder (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ll)          FCPA Matters and Use of Funds.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintained policies and procedures reasonably designed to ensure compliance therewith and will continue to maintain such policies and procedures.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(mm)      Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(nn)        Office of Foreign Assets Control.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by His Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Kherson and the Zaporizhzhia regions of Ukraine, Cuba, Iran, North Korea, Russia and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 5 years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a Sanctioned Country.

(oo)        Significant Subsidiaries.  The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

(pp)        Possession of Intellectual Property.  The Company and its subsidiaries (i) own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated by them, or presently employed by them; (ii) have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Company or any of its respective subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the knowledge of the Company, the Intellectual Property Rights of the Company and its subsidiaries are not being infringed, misappropriated or otherwise violated by any person.

(qq)        Statistical and Market-Related Data.  The statistical and market-related data included or incorporated by reference in the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent its good faith estimates that are made on the basis of data derived from such sources.

(rr)         Compliance with Listing Exchange.  The Company is in compliance with all applicable rules of (i) the U.K. Financial Conduct Authority and the rules and regulations of the LSE and (ii) the Exchange.

(ss)         Listing Exchange. The Company will use its best efforts to (i) list, subject only to notice of issuance, the Shares on the Exchange and the LSE and (ii) maintain the listing of the Ordinary Shares, including the Shares, on the Exchange and the LSE.

(tt)          Status of Oil & Natural Gas Leases. As of the date hereof, (i) all royalties, rentals, deposits and other amounts owed under the oil and natural gas leases constituting the oil and natural gas properties of the Company and its subsidiaries have been properly and timely paid (other than amounts held in suspense accounts pending routine payments or related to disputes about the proper identification of royalty owners and except where the failure to timely pay or pay such amounts would not reasonably be expected to have a Material Adverse Effect); and no material amount of proceeds from the sale or production attributable to the oil and natural gas properties of the Company and its subsidiaries are currently being held in suspense by any purchaser thereof, except where such amounts due would not reasonably be expected to have a Material Adverse Effect, and (ii) there are no claims under take-or-pay contracts pursuant to which natural gas purchasers have any make-up rights affecting the interests of the Company or its subsidiaries in their respective oil and natural gas properties, except where such claims would not reasonably be expected to have a Material Adverse Effect.

(uu)        Reserve Report Data.

(i)          The information underlying the estimates of reserves of the Company included in the Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third-party operations and other factors, or as otherwise described in the Disclosure Package and Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves of the Company, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Prospectus.

(ii)         To the knowledge of the Company, the information underlying the estimates of reserves of Maverick included in the Disclosure Package and the Prospectus, including, without limitation, production, costs of operation and development, prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third-party operations and other factors, or as otherwise described in the Disclosure Package and Prospectus, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves of Maverick, or the present value of future net cash flows therefrom, as described in the Disclosure Package and the Prospectus.

(vv)        Independent Reserve Engineering Firm. Netherland, Sewell & Associates, Inc., who has prepared the oil and natural gas reserve estimates of the Company has represented to the Company that it is, and the Company believes it to be, an independent reserve engineering firm with respect to the Company for the periods set forth in the Disclosure Package and the Prospectus.

(ww)      Related-Party Transactions.  Except as may be disclosed in the Disclosure Package, (i) no relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Company or any affiliate of the Company on the other hand, which is required by the Securities Act to be disclosed in a registration statement, which is not so disclosed in the Disclosure Package or the Prospectus; and (ii) there are no outstanding loans, advances (except for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of its affiliates or family members.

(xx)        Lock-Up Letters to the Representatives.  Prior to the date hereof, the Company has furnished to the Representatives letters, each substantially in the form of Exhibit A hereto, duly executed by each officer and director of the Company identified in such Exhibit A hereto and addressed to the Representatives.

(yy)        Cybersecurity. The Company and its subsidiaries’ computer and information technology equipment hardware, software, websites, systems and networks (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures and safeguards to protect their material confidential information and all other personal, personally identifiable, sensitive or regulated data or information in their possession or under their control (collectively, “Data”) from unauthorized access, use, misappropriation, disclosure, modification, encryption or destruction, and to maintain the integrity, security, continuous operation and redundancy of the IT Systems.  There has been no security breach of, or other unauthorized access to or compromise of the IT Systems (an “Incident”), except for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, an Incident or any other unauthorized access to or compromise of any Data. The Company and its subsidiaries are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of the IT Systems and Data and to the protection of such IT Systems and Data from unauthorized access, use, misappropriation, disclosure, modification, encryption, or destruction.

(zz)        Acquisition Agreement. To the knowledge of the Company, the representations and warranties of Maverick contained in the Acquisition Agreement (as qualified therein and in the disclosure schedules thereto) were, as of the date of the Acquisition Agreement, and are, as of the date hereof, as of the Execution Time, and as of the Closing Date and any settlement date, true and correct in all material respects, except to the extent such representations and warranties are made as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of that date (except that, if any such representations or warranties are qualified by materiality, material adverse effect or similar language, such representations and warranties are true and correct in all respects). The Acquisition Agreement has been duly authorized, executed and delivered by, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of, the Company, enforceable in accordance with its terms. The Company has not received any notice of termination of the Acquisition Agreement from Maverick and has no reason to believe that such termination is contemplated by Maverick. The Company has no reason to believe that, and has not received notice from Maverick that, Maverick’s conditions to the closing of the transactions contemplated by the Acquisition Agreement will not be satisfied within the timeframe contemplated therein.

(aaa)      No Public Offering in the U.K. With respect to the offer of Ordinary Shares pursuant to the transactions contemplated herein, no offering prospectus, offering memorandum, offering document or other offering material has been or will be prepared or submitted to be approved by the FCA (or any other authority) in the United Kingdom or submitted to the LSE, and no such prospectus or equivalent document is required (in accordance with Regulation (EU) 2017/1129 as it forms part of the law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended and supplemented (the “U.K. Prospectus Regulation”)) to be made available or published in the United Kingdom. The Company has prepared a prospectus in the United Kingdom solely for the purpose of admission of Ordinary Shares to listing on the equity shares (commercial companies) category of the Official List of the FCA and to trading on the Main Market of the LSE.

(bbb)      U.K. Prospectus.

(i)          The UK Prospectus fairly presents the information contained therein. All statements of fact contained in the UK Prospectus, as at the respective dates thereof, are true and accurate in all material respects and not misleading, and all expressions of opinion, intention, belief or expectation contained therein are (or will be) made on reasonable grounds after due and careful enquiry and are honestly held. The UK Prospectus does not contain (or when published will not contain) any untrue statement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were (or will be made), true, accurate and not misleading.

(ii)         The UK Prospectus (or any amendment or supplement to it) contains (or will when published contain) all particulars and information required by, and complies with (and will when published comply with) the Companies Act, FSMA, UK MAR, CJA, the UK Listing Rules, the UK Prospectus Regulation, the Prospectus Regulation Rules, the Disclosure Guidance and Transparency Rules, the Admission and Disclosure Standards, and all other applicable laws and regulations.

(ccc)      Compliance with U.K. Rules and Regulations.

(i)          No approval or authorisation by the members of the Company is required pursuant to the Companies Act, the UK Listing Rules and/or the Admission and Disclosure Standards to issue the shares.

(ii)         The Company is in compliance with the FSMA, the UK Listing Rules, the UK Prospectus Regulation, the Prospectus Regulation Rules, UK MAR, the Disclosure Guidance and Transparency Rules, the Admission and Disclosure Standards and the requirements of the FCA and the LSE (in each case to the extent applicable).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3.           Purchase and Sale.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to allot, issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to subscribe and purchase from the Company, at a purchase price of $13.87360 per Ordinary Share, the amount of the Underwritten Shares set forth opposite such Underwriter’s name in Schedule I hereto.

(b)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to subscribe and purchase, severally and not jointly, up to 850,000 Option Shares at the same purchase price per share as the Underwriters shall pay for the Underwritten Shares. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus (the “Stabilization End Date”) upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Shares as to which the several Underwriters are exercising the option and the settlement date.  The maximum number of Option Shares to be sold by the Company is 850,000. In the event that the Underwriters exercise less than their full option to purchase Option Shares, the number of Option Shares to be allotted, issued and sold by the Company shall be, as nearly as practicable, in the same proportion to each other as are the maximum number of Option Shares to be allotted, issued and sold by the Company and the number of Option Shares listed opposite their names on Schedule II.  The number of Option Shares to be subscribed for and purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Shares to be subscribed for and purchased by the several Underwriters as such Underwriter is subscribing for and purchasing of the Underwritten Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

4.            Delivery and Payment.  Delivery of and payment for the Underwritten Shares and the Option Shares (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on February 21, 2025, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Shares being called in this Agreement the “Closing Date”).  As used herein, “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London. Delivery of the Shares shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Shares being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds.

If the option provided for in Section 3(b) hereof is exercised after the third (3rd) Business Day immediately preceding the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three (3) Business Days after exercise of said option), evidence of the Option Shares in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company.  If settlement for the Option Shares occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Shares, and the obligation of the Underwriters to purchase the Option Shares shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 8 hereof.

5.            Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Shares for sale to the public as set forth in the Prospectus.

6.            Stabilization.

(i)          To the extent the Stabilizing Manager engages in stabilizing activities that are subject to UK MAR, on or prior to the Stabilization End Date and to the extent permitted by applicable laws and regulations, Citigroup Global Markets Inc., as stabilizing manager (the “Stabilizing Manager”) as principal or its employees, agents or delegates acting on its behalf shall be entitled (but shall not be obliged) to engage in stabilization activities of all kinds at its discretion including, without limitation, the purchase of Ordinary Shares acquired by any Underwriter pursuant to this Agreement and any other activity in compliance with the UK version of the Market Abuse Regulation (No. 596/2014) as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 (“UK MAR”), the UK version of Commission Delegated Regulation (EU) of 8 March 2016 supplementing UK MAR with regards to buyback programmes and stabilization measures as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018 and the price stabilization rules made by the UK Financial Conduct Authority under the Financial Services and Markets Act 2000, as amended (“Stabilization Transactions”).

(ii)         In carrying out Stabilization Transactions, the Stabilizing Manager shall act as principal and neither the Stabilizing Manager nor its employees or agents shall act as the agents of the Company or any other person.

7.            Agreements.

(i)          The Company agrees with the several Underwriters that:

(a)          Prior to the termination of the offering of the Shares, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective with the SEC as soon as practicable.

(b)          If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)          If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (“Rule 172”)), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 7, an amendment or supplement which will correct such statement or omission or effect such compliance; (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus; and (iv) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(e)          The Company will furnish to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Securities Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)          The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)          The Company will not, without the prior written consents of Citigroup Global Markets Inc. and Mizuho Securities USA LLC, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Agreement (the “Lock-Up Period”), provided, however, that (i) the Company may allot, issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time (including pursuant to the grant, vesting, or exercise of options or awards or any other restricted stock units) and the Company may allot and issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, (ii) the Company may grant options, awards, restricted stock units or warrants in respect of Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time (in accordance with its normal practice), (iii) the Company may issue Ordinary Shares as partial consideration for the acquisition of Maverick in accordance with the Acquisition Agreement, and (iv) the Company may issue Ordinary Shares as consideration for the acquisition of equity interests or assets of any person, or the acquiring by the Company by any other manner of any business, properties, assets, or persons, in one transaction or a series of related transactions or the filing of a registration statement related to such Ordinary Shares; provided that, with respect to clause (iv), (x) no more than an aggregate of 5% of the number of shares of the Company’s Ordinary Shares outstanding as of the date hereof are issued as consideration in connection with all such acquisitions and (y) each recipient of such Ordinary Shares agrees in writing to be bound to the terms of this Section 7(g) for the remaining term of the Lock-Up Period.

(h)          The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares.

(i)           The Company agrees to pay the costs and expenses relating to the following matters, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp, issuance, documentary, registration, transfer or similar taxes, duties, fees or charges in connection with the original issuance and sale of the Shares and the subsequent sale of the Shares to the public as set forth in the Prospectus; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Act and the listing of the Ordinary Shares on the LSE and the Exchange; (vi) any registration or qualification of the Shares for offer and sale under the U.S. state securities or blue sky laws (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, including any blue sky memorandum, provided that the amount of the counsel’s fees payable pursuant to this clause (vi) shall not exceed $10,000 in the aggregate); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings, provided that the amount of the counsel’s fees payable pursuant to this clause (vii) shall not exceed $25,000 in the aggregate); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, if any; provided that the Company shall only be responsible for half of the cost of any transportation, if required (with the Underwriters being responsible for the other half of such expenses); (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement.

(j)           The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the SEC or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Schedule III hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rule 164 under the Securities Act (“Rule 164”) and Rule 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(k)          If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will promptly (i) notify the Representatives so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(l)          The Company agrees that all amounts payable to the Underwriters hereunder shall be paid in free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction, unless such deduction or withholding is required by applicable law, in which event, unless any such deductions or withholding would not have arisen but for any connection between the relevant jurisdiction and the relevant Underwriter (other than any such connection arising as a result of the transaction contemplated hereby), the Company will pay or cause to be paid such additional amounts so that the relevant Underwriter entitled to such payment will receive the amount that such Underwriter would otherwise have received but for such deduction or withholding (after allowing for any deductions or withholding attributable to additional amounts payable hereunder).

(m)         The Company will comply with all applicable securities and other laws, rules and regulations, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations.

8.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to subscribe for and purchase the Underwritten Shares and the Option Shares, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained in this Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations under this Agreement and to the following additional conditions:

(a)          The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Company shall have requested and caused Gibson Dunn & Crutcher, LLP, counsel for the Company, to have furnished to the Representatives its opinion and negative assurance letter in substantially the form of Exhibit C-1 hereto, and Latham & Watkins (London) LLP, UK counsel for the Company, to have furnished to the Representatives its opinion in substantially the form of Exhibit C-2 hereto, in each case dated the Closing Date or any settlement date, as applicable, and addressed to the Representatives.

(c)          The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date or any settlement date, as applicable, and addressed to the Representatives, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)          The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date or any settlement date, as applicable, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Shares, and this Agreement and that:

(i)          the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date or any settlement date, as applicable, with the same effect as if made on the Closing Date or any settlement date, as applicable, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any settlement date, as applicable;

(ii)         no stop order suspending the effectiveness of the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)        since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(e)          The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer of the Company, dated the Execution Date, the Closing Date and any settlement date, as applicable, which shall contain statements and information of the type ordinarily included in a “CFO certificate” providing “management comfort” with respect to certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in each case in form and substance reasonably satisfactory to the Underwriters.

(f)          At each of the Execution Time and at the Closing Date or any settlement date, as applicable, the Representatives shall have received letters from PricewaterhouseCoopers LLP, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives concerning the consolidated financial and operational information with respect to the Company set forth in the Preliminary Prospectus and Prospectus.

(g)          At each of the Execution Time and at the Closing Date or any settlement date, as applicable, the Representatives shall have received letters from PricewaterhouseCoopers LLP, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives concerning the consolidated financial and operational information with respect to Oaktree set forth in the Preliminary Prospectus and Prospectus.

(h)          At each of the Execution Time and at the Closing Date or any settlement date, as applicable, the Representatives shall have received letters from PricewaterhouseCoopers LLP, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives concerning the consolidated financial and operational information with respect to Maverick set forth in the Preliminary Prospectus and Prospectus.

(i)           At each of the Execution Time and at the Closing Date or any settlement date, as applicable, the Representatives shall have received letters from BDO USA, P.C., dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives concerning the consolidated financial and operational information with respect to Maverick set forth in the Preliminary Prospectus and Prospectus.

(j)           At each of the Execution Time and at the Closing Date or any settlement date, as applicable, the Representatives shall have received letters from Netherland, Sewell & Associates, Inc., dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives concerning the oil and gas reserve information with respect to the Company set forth in the Preliminary Prospectus and Prospectus.

(k)          At each of the Execution Time and at the Closing Date or any settlement date, as applicable, the Representatives shall have received letters from Netherland, Sewell & Associates, Inc., dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives concerning the oil and gas reserve information with respect to Maverick set forth in the Preliminary Prospectus and Prospectus.

(l)           Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 8 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(m)         Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n)          Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s or its subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, which in each case, in the reasonable judgment of the Representatives, is so material and adverse would make it inadvisable to proceed with completion of the Offering or the sale of and payment for the Shares.

(o)          The Shares shall have been listed and admitted and authorized for trading on the Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

(p)          At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company identified in such Exhibit A hereto addressed to the Representatives.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Underwriters, at 845 Texas Avenue, Suite 4700, Houston, Texas 77002, on the Closing Date.

9.            Reimbursement of Underwriters’ Expenses.  If the sale of the Shares provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 8 hereof is not satisfied, because of any termination pursuant to Section 12 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. and Mizuho Securities USA LLC on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

10.          Indemnification and Contribution.

(a)          The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or in the Prospectus, or any Issuer Free Writing Prospectus or in any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred and documented by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriter Information.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)          Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter from the Company, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Shares and, under the heading “Underwriting (Conflicts of Interest)” or “Plan of Distribution,” (ii) the list of Underwriters and their respective participation in the sale of the Shares, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)          Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)          In the event that the indemnity provided in any of paragraph (a), (b) or (c) of this Section 10 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Shares.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 10, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

11.          Default by an Underwriter.  If any one or more Underwriters shall fail to subscribe for and purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule I hereto bears to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule I hereto, the remaining Underwriters shall have the right to subscribe for and purchase all, but shall not be under any obligation to subscribe for and purchase any, of the Shares, and if such non-defaulting Underwriters do not subscribe for and purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default under this Agreement.

12.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Ordinary Shares shall have been suspended by the SEC, the Exchange or LSE or trading in securities generally on the LSE or the Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (iii) a banking moratorium shall have been declared by U.S. federal, New York State or United Kingdom authorities, (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or United Kingdom of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

13.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or directors and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Shares.  The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

14.          Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: [***] and Mizuho Securities USA LLC at 1271 Avenue of the Americas, New York, NY 10020, Attention: Equity Capital Markets Desk, email: [***]; or, if sent to Diversified Energy Company PLC, will be mailed, delivered or emailed to 1600 Corporate Drive, Birmingham, AL 35242, Attention: CFO, email: [***], with copy to (i) 414 Summers Street, Floor 2, Charleston, WV 25301 and (ii) email: [***].

15.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder.

16.          Jurisdiction.  The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.  The Company has appointed Benjamin M. Sullivan, Senior Executive Vice President & Chief Legal and Risk Officer of the Company as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the United Kingdom.

17.          Recognition of the U.S. Special Resolution Regimes.

(a)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.          No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

19.          Integration.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

20.          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21.          Currency.  Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence.  To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  Any obligation of any of the parties not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

22.          Regulation Best Interest. The Company acknowledges that in connection with the offering of the Shares, none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person.

23.          Waiver of Immunity.  To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

24.          Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

26.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

DIVERSIFIED ENERGY COMPANY PLC

By:	/s/ Robert Russell Hutson, Jr.
	Name:	Robert Russell (“Rusty”) Hutson, Jr.
	Title:	Co-Founder, Chief Executive Officer and Director

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Citigroup Global Markets Inc.

By:	/s/ James Jackson
Name: James Jackson
Title: Managing Director

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

Mizuho Securities USA LLC

By:	/s/ James Watts
Name: James Watts
Title: Managing Director

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Shares to be Purchased
Citigroup Global Markets Inc.	3,099,950
Mizuho Securities USA LLC	2,480,300
KeyBanc Capital Markets Inc	708,050
Truist Securities Inc.	708,050
Jefferies LLC	442,850
Raymond James & Associates, Inc.	353,600
Johnson Rice & Company LLC	176,800
PEP Advisory LLC d/b/a Pickering Energy Partners	176,800
Stephens Inc.	176,800
Stifel, Nicolaus & Company, Incorporated	176,800

Total	8,500,000

I-1

SCHEDULE II

Underwriters	Number of Option Shares Granted
Citigroup Global Markets Inc.	309,995
Mizuho Securities USA LLC	248,030
KeyBanc Capital Markets Inc	70,805
Truist Securities Inc.	70,805
Jefferies LLC	44,285
Raymond James & Associates, Inc.	35,360
Johnson Rice & Company LLC	17,680
PEP Advisory LLC d/b/a Pickering Energy Partners	17,680
Stephens Inc.	17,680
Stifel, Nicolaus & Company, Incorporated	17,680

Total	850,000

II-1

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

The public offering price per ordinary share for the Shares is $14.50.

The number of Underwritten Shares purchased by the Underwriters is 8,500,000.

Schedule of Free Writing Prospectuses not included in the Disclosure Package

Electronic roadshow dated February 19, 2025.

III-1

SCHEDULE IV

Schedule of Written Testing-the-Waters Communication

Electronic roadshow dated February 17, 2025.

IV-1

[Form of Lock-Up Agreement]	EXHIBIT A

[letterhead of officer, director or major shareholder of
Diversified Energy Company PLC]

Diversified Energy Company PLC
Public Offering of Ordinary Shares

[●], 2025

Citigroup Global Markets Inc.
Mizuho Securities USA LLC

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Ladies and Gentlemen:

This letter agreement (the “Letter Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Diversified Energy Company PLC, a corporation organized under the laws of England and Wales (the “Company”), and each of you as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of Ordinary Shares, £0.20 nominal (par) value per share (“Ordinary Shares”), of the Company (the “Offering”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Mizuho Securities USA LLC, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Ordinary Shares or any securities convertible into, or exercisable or exchangeable for Ordinary Shares (the “Lock-Up Securities”), or publicly announce an intention to effect any such transaction, for a period from the date hereof until 30 days after the date of the Underwriting Agreement (the “Restricted Period”).  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed shares of Ordinary Shares the undersigned may purchase in the Offering.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may, without the prior written consent of the Representatives:

(a)
transfer the undersigned’s Lock-Up Securities, provided that (1) the Representatives receive a signed lock-up agreement in the form of this letter agreement for the balance of the Restricted Period from each donee, trustee or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value and, (3) unless expressly stated otherwise below in clauses (i), (ii), (iv), (v) and (vi), no filing by any party (donor, donee, transferor or transferee) under Section 16 or Section 13 of the Exchange Act or other public announcement shall be required or shall be voluntarily made in connection with such transfer or disposition during the Restricted Period (other than a filing on a Form 5 made after the expiration of the Restricted Period):

(i)	as a bona fide gift or charitable contribution;

(ii)	by will, other testamentary document or intestate succession upon the death of the undersigned to the legal representative, heir, beneficiary, trustee or the immediate family of the undersigned;

(iii)	to the immediate family of the undersigned (for purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iv)	to a trust in which the undersigned and/or the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(v)	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i)-(iv) above;

(vi)
to any partnership, limited liability company or other entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or the immediate family of the undersigned; or

(vii)	pursuant to a court or regulatory agency order, a qualified domestic order or in connection with a divorce settlement; and

(b)
transfer the undersigned’s Lock-Up Securities pursuant to a bona-fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control of the Company that has been approved by the board of directors of the Company, provided that in the event that the change of control is not consummated, such Lock-Up Securities shall remain subject to the terms of this letter for the remainder of the Restricted Period (for purposes of this letter, “change of control” shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of total voting power of the Company); and

(c)
transfer the undersigned’s Lock-Up Securities to the Company or its subsidiaries (i) in connection with the repurchase of the undersigned’s Lock-Up Securities upon death, disability or termination of employment of the undersigned pursuant to an employment agreement, a shareholders’ agreement (or equivalent) or equity award in existence on the date hereof or (ii) in the exercise of outstanding options, restricted stock units or other equity interests, including transfers deemed to occur upon a “net” or “cashless” exercise, for the sole purpose of paying the exercise price of such options, restricted stock units or other equity interests or for paying taxes (including estimated taxes) due as a result of the exercise or vesting of such options, restricted stock units or other equity interests, in each case pursuant to the Company’s equity incentive plans or other arrangement disclosed in the Company’s Registration Statement, the Preliminary Prospectus, the Final Prospectus or the Disclosure Package; further, that the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers described in this clause (c); and, provided further, that any Ordinary Shares received upon such exercise or other event described in subclause (ii) shall be subject to the terms of this letter agreement for the remainder of the Restricted Period.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the Lock-Up Securities, are hereby authorized to decline to make any transfer of the Lock-Up Securities if such transfer would constitute a violation or breach of this Letter Agreement. The undersigned understands that the Underwriters and the Company are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Common Stock and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to you to enter into this Letter Agreement, participate in the Offering or sell any Common Stock at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that the Representatives or any Underwriter is making such a recommendation.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

By:
Name:
Title:

List of officers and directors executing Lock-Up Agreements

1.	Russell (Rusty) Hutson, Jr.

2.	Bradley J. Gray

3.	Benjamin Sullivan

4.	Martin K. Thomas

5.	David Johnson

6.	David J. Turner, Jr.

7.	Kathryn Z. Klaber

8.	Sandra M. Stash

[Form of Waiver of Lock-Up]	ADDENDUM

[insert letterhead of Citigroup Global Markets Inc. and Mizuho Securities USA LLC]

Diversified Energy Company PLC
Public Offering of Ordinary Shares

[insert date], 20__

[name and address of officer or director requesting waiver]

Dear Mr./Ms. [insert name]:

This letter is being delivered to you in connection with the offering by Diversified Energy Company PLC (the “Company”) of [●] Ordinary Shares, £0.20 nominal (par) value per share, of the Company and the Lock-Up Letter dated [insert date], 20__ (the “Lock-Up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated [insert date], 20__, with respect to [●] shares of Ordinary Shares (the “Shares”).

Citigroup Global Markets Inc. and Mizuho Securities USA LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-Up Letter, but only with respect to the Shares, effective [insert date], 20__.  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Citigroup Global Markets Inc.

By:
Name:
Title:

Mizuho Securities USA LLC

By:
Name:
Title:

cc: Diversified Energy Company PLC

EXHIBIT C-1

[***]

C-1

EXHIBIT C-2

[***]

C-2

ANNEX A

Company Significant Subsidiaries

•	Diversified Gas & Oil Corporation
•	Diversified Production LLC
•	Diversified ABS Holdings LLC
•	Diversified ABS LLC
•	Diversified ABS Phase II Holdings LLC
•	Diversified ABS Phase II LLC
•	Diversified ABS Phase IV Holdings LLC
•	Diversified ABS Phase IV LLC
•	DP Bluegrass Holdings LLC
•	DP Bluegrass LLC
•	Chesapeake Granite Wash Trust(a)
•	BlueStone Natural Resources II, LLC
•	Sooner State Joint ABS Holdings LLC(b)
•	Diversified ABS Phase VI Holdings LLC
•	Diversified ABS Phase VI LLC
•	Diversified ABS VI Upstream LLC
•	Oaktree ABS VI Upstream LLC
•	DP Lion Equity Holdco LLC(c)
•	DP Lion Holdco LLC(c)
•	Diversified ABS VIII Holdings LLC
•	Diversified ABS VIII LLC
•	Diversified ABS III Upstream LLC
•	Diversified ABS V Upstream LLC
•	DP Yellowjacket Equity Holdco LLC
•	DP Yellowjacket Holdco LLC
•	DM Yellowjacket Holdco LLC
•	Tanos TX Holdco LLC
•	Diversified ABS IX Holdings LLC
•	Diversified Mustang Holdco LLC
•	DP RBL Co LLC
•	DP Legacy Central LLC
•	Diversified Energy Marketing, LLC
•	OCM Denali Holdings, LLC
•	DP Tapstone Energy Holdings, LLC
•	DP Legacy Tapstone LLC
•	Giant Land, LLC(d)
•	Link Land, LLC(d)
•	Old Faithful Land, LLC(d)
•	Riverside Land, LLC(d)
•	Splendid Land, LLC(d)
•	Diversified Midstream LLC
•	Cranberry Pipeline Corporation
•	Coalfield Pipeline Company

Annex A

•	DM Bluebonnet LLC
•	Black Bear Midstream Holdings LLC
•	Black Bear Midstream LLC
•	Black Bear Liquids LLC
•	Black Bear Liquids Marketing LLC
•	DM Pennsylvania Holdco LLC
•	Diversified Energy Group LLC
•	Diversified Energy Company LLC
•	Next LVL Energy, LLC
•	Diversified ABS IX Holdings LLC
•	Diversified ABS X Holdings LLC
•	Diversified ABS X LLC

(a)	Diversified Production, LLC holds 50.8% of the issued and outstanding common shares of Chesapeake Granite Wash Trust.

(b)	Owned 51.25% by Diversified Production LLC and 48.75% by OCM Denali Holdings LLC, both wholly owned subsidiaries of the Group.

(c)
Diversified Production, LLC holds 20% of the issued and outstanding equity of DP Lion Equity Holdco LLC. This entity is not consolidated within the Group’s financial statements as of December 31, 2024. Refer to Note 5 for additional information.

(d)	Owned approximately 55% or less by Diversified Energy Company PLC.

Annex A